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                                                                     Exhibit 5.1
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                   [LETTERHEAD OF MUNGER, TOLLES & OLSON LLP]


                                 August 15, 2002

Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska 68131


     Re:  Registration Statement on Form S-3
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Ladies and Gentlemen:

     We have acted as counsel to Berkshire Hathaway Inc., a Delaware corporation ("Berkshire"), in connection with the filing by Berkshire of a Registration Statement on Form S-3 (the "Registration Statement"), with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, for the registration of:

     (i)  40,000 Negative 0.75% SQUARZ (each a "SQUARZ");

     (ii) Up to 40,000 Stripped SQUARZ that may be created from the SQUARZ (each a "Stripped SQUARZ");

    (iii) $400,000,000 in aggregate principal amount of the 3.0% Senior Notes due 2007 of Berkshire (the "Notes");

     (iv) Up to 4,464 shares of the class A common stock of Berkshire, par value $5.00 per share, issuable upon exercise of the warrant component of the SQUARZ and Stripped SQUARZ (the "Class A Common Stock"); and

     (v) Up to 133,920 shares of the class B common stock of Berkshire, par value $0.1667 per share, issuable upon the exercise of the warrant component of the SQUARZ and Stripped SQUARZ or upon conversion of Class A Common Stock (the "Class B Common Stock").

The SQUARZ, Stripped SQUARZ, Notes, Class A Common Stock, and Class B Common Stock covered by the Registration Statement are sometimes referred to herein as the "Securities."

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and such other


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persons and other instruments as we have deemed necessary or advisable for purposes of this opinion, including copies of:

     (a) the Amended and Restated SQUARZ Agreement, originally dated as of May 28, 2002, and amended and restated as of August 13, 2002 (the "SQUARZ Agreement"), between Berkshire and The Bank of New York, as SQUARZ Agent (in such capacity, the "SQUARZ Agent");

     (b) the Indenture, dated as of May 28, 2002 (the "Base Indenture"), between Berkshire and The Bank of New York, as Trustee (in such capacity, the "Trustee"), and the Written Consent of the Chairman of the Board of Directors of Berkshire, executed on May 28, 2002, fixing the terms of the Notes (the "Supplemental Indenture," and together with the Base Indenture, the "Indenture");

     (c) the Amended and Restated Pledge Agreement, originally dated as of May 28, 2002, and amended and restated as of August 13, 2002 (the "Pledge Agreement"), among Berkshire, The Bank of New York, as Collateral Agent, Custodial Agent, and Securities Intermediary (collectively, in such capacities, the "Collateral Agent"), and the SQUARZ Agent;

     (d) the SQUARZ global certificate, identified as certificate number 1, dated May 28, 2002, representing 40,000 SQUARZ, issued in the name of Cede & Co., as nominee of the Depository Trust Company (the "SQUARZ Certificate");

     (e) the certificated Note, identified as certificate number 1, dated May 28, 2002, in the principal amount of $400,000,000, issued in the name of the Collateral Agent (the "Note Certificate"); and

     (f) the resolutions adopted by the Board of Directors of Berkshire on May 20, 2002, and the resolutions adopted by the Chairman of the Board of Directors of Berkshire on May 22, 2002.

In addition, we have relied as to certain matters on information obtained from public officials, officers of Berkshire, and other sources believed by us to be responsible.

     In connection with the opinions expressed below, we have assumed without investigation that (a) all signatures are genuine; (b) all documents submitted to us as originals are authentic; (c) all documents submitted to us as copies conform to the originals thereof; (d) each natural person who is a signatory to a document submitted to us has the legal capacity to execute such document; (e) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded; (f) the SQUARZ Agreement has been duly authorized, executed, and delivered by the SQUARZ Agent in accordance with applicable law and constitutes the legal, valid, and binding obligation of the SQUARZ Agent; (g) the Indenture has been duly authorized, executed, and delivered by the Trustee in accordance with applicable law and constitutes the legal, valid, and binding obligation of the Trustee; (h) the Pledge Agreement has been duly authorized, executed, and delivered by the Collateral Agent and


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the SQUARZ Agent and constitutes the legal, valid, and binding obligation of the
Collateral Agent and the SQUARZ Agent; (i) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and such effectiveness shall not have been terminated or rescinded; (j) the SQUARZ Certificate and the Note Certificate have been duly authenticated by the SQUARZ Agent and the Trustee, respectively; (k) no party to any of the SQUARZ
Agreement, the Indenture or the Pledge Agreement has been, currently is or will be in breach of any of the provisions thereof, and no event has occurred or will occur that, with notice or the passage of time, would constitute a breach thereunder; and (l) the Securities outstanding as of the date hereof were offered, issued, and sold as described in the Registration Statement, and the Securities issued, created or sold after the date hereof will be issued, created or sold as described in the Registration Statement.

     Based upon the foregoing, we are of the opinion that:

     1. The SQUARZ and the Notes constitute the binding obligations of Berkshire, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

     2. The Stripped SQUARZ, when created and duly authenticated pursuant to the terms of the SQUARZ Agreement and the Pledge Agreement, will constitute the binding obligations of Berkshire, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

     3. The shares of Class A Common Stock and Class B Common Stock issuable upon exercise of the warrant component of the SQUARZ and Stripped SQUARZ have been duly authorized and, assuming that such exercise and issuance are pursuant to, and in accordance with, the terms of the SQUARZ or Stripped SQUARZ, as the case may be, and the SQUARZ Agreement, including, without limitation, payment of the exercise price therefor, will be validly issued, fully paid, and nonassessable when issued and delivered by Berkshire in connection with such exercise.

     4. The statements set forth in the Registration Statement under the caption "U.S. Federal Income Tax Consequences," insofar as such statements constitute a summary of matters of law or legal conclusions and based on the assumptions and subject to the qualifications and limitations set forth therein, are accurate summaries in all material respects.

     The law covered by the opinions given above is limited to the laws of the State of California, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America. We express no opinion as to the laws of any other jurisdiction and no opinion regarding the statutes, administrative decisions, rules, regulations or requirements of any county, municipality, subdivision or local authority of any jurisdiction.

     With respect to the Indenture, the SQUARZ Agreement, the Pledge Agreement, and the Securities (other than the Class A Common Stock and the Class B Common Stock), which are stated to be governed by the laws of the State of New York, we have assumed with


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your consent and without verification that such laws are the same as the laws of the State of California with respect to the legal, valid, and binding nature of the Indenture, the SQUARZ Agreement, the Pledge Agreement, and the Securities (other than the Class A Common Stock and the Class B Common Stock).

     This opinion letter is furnished by us as counsel to Berkshire and may be relied upon by you only in connection with the filing of the Registration Statement. This opinion letter may not be used or relied upon by you for any other purpose or by any other person, nor may copies be delivered to any other person, without in each instance our prior written consent. You may, however, deliver a copy of this opinion letter to your independent accountants, attorneys, and other professional advisors and to governmental regulatory agencies having jurisdiction over you to the extent disclosure of this opinion letter is required by applicable law or regulation.

     This opinion letter is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. This opinion is provided to you as a legal opinion only and not as a guaranty or warranty of the matters discussed herein.

     The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

     We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our name in the Registration Statement and the related prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended.

                                       Very truly yours,

                                       /s/ MUNGER, TOLLES & OLSON LLP

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